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                    Fried, Frank, Harris, Shriver & Jacobson       Exhibit 5.1
                               One New York Plaza
                               New York, NY 10004





                                                                November 3, 2003

NTL Incorporated
110 East 59th Street
26th Floor
New York, NY 10022



            Re: Registration Statement on Form S-1 (No.333-109194)


Ladies and Gentlemen:

We have acted as special counsel for NTL Incorporated, a Delaware corporation (the "Company"), in connection with the issuance of transferable rights (the "Rights") to purchase shares of common stock, par value $0.01 per share, of the Company (the "Shares") pursuant to the Registration Statement, as amended, of the Company on Form S-1 (No. 333-109194) (the "Registration Statement"). Each Right will entitle the holder thereof to purchase such number of shares upon the exercise of Rights at the rights exercise price (the "Exercise Price") as will be described in the prospectus related to the Registration Statement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"). In addition, each Right may entitle the holder thereof to purchase additional Shares pursuant to the over-subscription privilege described in the Registration Statement. The Registration Statement relates to the registration by the Company under the Securities Act of (i) Rights to purchase Shares and (ii) new Shares issuable upon exercise of the Rights. Pursuant to a participating purchaser agreement, dated as of September 26, 2003, between the Company and W.R. Huff Asset Management Co., L.L.C. and a participating purchaser agreement, dated as of September 26, 2003, between the Company and Franklin Mutual Advisers, LLC (together, the "Participating Purchaser Agreements"), W.R. Huff Asset Management Co., L.L.C. and Franklin Mutual Advisers, LLC (the "Participating Purchasers") committed to exercise all of the Rights distributed to them. Pursuant to an underwriting agreement, dated September 26, 2003, as amended on November 3, 2003 (the "Underwriting Agreement"), entered into by and among the Company and Deutsche Bank Securities Inc., Goldman, Sachs & Co., and J.P. Morgan Securities Inc. (collectively, with any additional underwriters, the "Underwriters"), the Underwriters have committed to purchase, at the same purchase price as the Exercise Price, all of the Shares that are not issued pursuant to the exercise of Rights, other than the Shares the Participating Purchasers committed to purchase upon the exercise of their Rights and other than shares that may be issued ;pursuant to rights that are issued with respect of shares issued pursuant to the exercise of options or warrants between the date that the Registration Statement is declared effective and the record date for the rights offering The Underwriters may resell such Shares pursuant to the terms of the Underwriting Agreement.

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With your permission, all assumptions and statements of reliance set forth herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law,
(ii) examined original or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials, officers or other representatives of the Company and other persons and such other documents, and (iii) received such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion. In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Participating Purchaser Agreements and the Underwriting Agreement and certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company and others and assume compliance on the part of all parties to the Participating Purchaser Agreements and the Underwriting Agreement with their covenants and agreements contained therein.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

a. the issuance of the Rights has been duly authorized and when the Rights are distributed as contemplated in the prospectus forming part of the Registration Statement (the "Prospectus"), they will be validly issued;
    and

b. the issuance and sale of the Shares upon exercise of the Rights have been duly authorized and, upon issuance, delivery and sale against payment therefor as described in the Prospectus, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware (the "GCLD") and applicable provisions of the Delaware Constitution, in each case as currently in effect, and reported judicial decisions interpreting the GCLD and the Delaware Constitution. The opinion expressed herein is given as of the date hereof and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof for any other reason.


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We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act.


                               Very truly yours,

                               FRIED, FRANK, HARRIS, SHRIVER & JACOBSON



                               By: /s/ Daniel J. Bursky
                                   ___________________________
                                       Daniel J. Bursky